Exhibit 99.1

PROG Holdings Exceeds Second Quarter 2023 Expectations, Raises Full-Year Financial Outlook
•Consolidated revenues of $592.8 million
•Earnings before taxes of $52.0 million
•Adjusted EBITDA of $75.0 million, increase of 44% year-over-year
•Diluted EPS of $0.79; Non-GAAP Diluted EPS of $0.92, up 76.9% year-over-year
•Progressive Leasing write-offs of 7.1%, down from 9.8% in Q2 2022

SALT LAKE CITY, July 26, 2023 - PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, Vive Financial, Four Technologies, and Build today announced financial results for the second quarter ended June 30, 2023.
"Our second quarter results exceeded our expectations, driven by strong portfolio performance and disciplined SG&A management," said Steve Michaels, PROG Holdings' President and CEO. "The stability of our lease portfolio and continuing favorable trends, despite soft consumer demand in key leasable categories, gives us the confidence to increase our full-year 2023 outlook. Furthermore, the results we have achieved year-to-date and the results we expect in the remainder of the year incorporate meaningful investments in various initiatives which we believe support our strategic long-term growth plans," concluded Michaels.
Consolidated revenues for the second quarter of 2023 were $592.8 million, a decrease of 8.7% from the same period in 2022, caused primarily by the headwinds from Progressive Leasing’s Q2 2022 decisioning tightening, slow customer demand for leasable goods, and continued year-over-year declines in the number of customers choosing to utilize early lease buyout options. This decline in revenues was partially offset by continued strong Progressive Leasing customer payment behavior during the quarter.
Consolidated net earnings for the quarter were $37.2 million, compared with $19.5 million in the prior year period. Adjusted EBITDA for the quarter increased 44% to $75.0 million, or 13% of revenues, compared with $52.2 million, or 8% of revenues for the same period in 2022. The year-over-year growth in Adjusted EBITDA was driven primarily by historically low 90-day buyout activity for the period, strong customer payment behavior due to prior lease decisioning tightening, and continued benefits from previous cost-cutting measures.

Diluted earnings per share for the second quarter of 2023 were $0.79, compared with $0.37 in the year ago period. On a non-GAAP basis, diluted earnings per share were $0.92 in the second quarter of 2023, compared with $0.52 for the same period in 2022. The Company's weighted average shares outstanding assuming dilution in the second quarter was 11.5% lower year-over-year.
Progressive Leasing Results
Progressive Leasing's second quarter GMV decreased 14.7% to $421.2 million compared with the same period in 2022, primarily due to the Company's tighter decisioning posture this year compared with last year, and continued weakness in demand for consumer durable goods. The provision for lease merchandise write-offs declined to 7.1% of lease revenues in the second quarter of 2023, due to continued portfolio management and strong customer payment behavior. Delinquencies improved year-over-year as a result of the Company's previous decisioning tightening. Gross margins also benefited from fewer customers choosing to utilize 90-day buyout options compared to the previous year's quarter.
Liquidity and Capital Allocation
PROG Holdings ended the second quarter of 2023 with cash of $252.8 million and gross debt of $600 million. The Company repurchased $35.4 million of its stock in the quarter at an average price of $32.65 per share and has $265.4 million remaining under its previously announced $1 billion share purchase program.
2023 Outlook
The Company is revising upwards its full year earnings and revenue outlook and providing a Q3 2023 outlook for revenues, net earnings, adjusted EBITDA, GAAP diluted EPS, and non-GAAP diluted EPS. The primary factors driving the increase in PROG Holdings' annual earnings outlook are the strength of the Company's earnings in the first half of 2023 and the expectation that improved gross margins from strong portfolio management will continue. This outlook assumes a difficult operating environment with continued soft demand for consumer durable goods, no material changes in the Company's decisioning posture or portfolio performance, and no impact from additional share purchases.

	Revised Outlook		Previously Revised Outlook
(In thousands, except per share amounts)	Low	High	Low	High

PROG Holdings - Total Revenues	$2,360,000	$2,390,000	$2,300,000	$2,375,000
PROG Holdings - Net Earnings	125,500	133,000	99,500	112,500
PROG Holdings - Adjusted EBITDA	270,000	280,000	235,000	255,000
PROG Holdings - Diluted EPS	2.64	2.80	2.09	2.37
PROG Holdings - Diluted Non-GAAP EPS	3.10	3.25	2.50	2.77

Progressive Leasing - Total Revenues	2,295,000	2,320,000	2,235,000	2,305,000
Progressive Leasing - Earnings Before Taxes	197,500	204,000	168,000	180,000
Progressive Leasing - Adjusted EBITDA	279,000	285,500	248,000	261,000

Vive - Total Revenues	65,000	70,000	65,000	70,000
Vive - Earnings Before Taxes	4,000	5,000	2,500	4,500
Vive - Adjusted EBITDA	7,000	8,500	5,000	8,000

Other - Loss Before Taxes	(24,000)	(22,000)	(26,000)	(23,000)
Other - Adjusted EBITDA	(16,000)	(14,000)	(18,000)	(14,000)

	Three Months Ended September 30, 2023 Outlook
(In thousands, except per share amounts)	Low	High

PROG Holdings - Total Revenues	$560,000	$575,000
PROG Holdings - Net Earnings	21,500	25,500
PROG Holdings - Adjusted EBITDA	55,000	60,000
PROG Holdings - Diluted EPS	0.46	0.55
PROG Holdings - Diluted Non-GAAP EPS	0.58	0.67
Conference Call and Webcast
The Company has scheduled a live webcast and conference call for Wednesday, July 26th, 2023, at 8:30 A.M. ET to discuss its financial results for the second quarter of 2023. To access the live webcast, visit the Events and Presentations page of the Company’s Investor Relations website, https://investor.progholdings.com/.

About PROG Holdings, Inc.
PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides transparent and competitive payment options to consumers. The Company owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions, Vive Financial, an omnichannel provider of second-look revolving credit products, Four Technologies, a provider of Buy Now, Pay Later payment options through its platform, Four, and Build, provider of personal credit building products. More information on PROG Holdings and its companies can be found at https://investor.progholdings.com/.
Forward Looking Statements:
Statements in this news release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "continuing", "expect", "believe", "outlook" and similar forward-looking terminology. These risks and uncertainties include factors such as (i) continued volatility and challenges in the macro environment and, in particular, the unfavorable effects on our business of the rapid increase in the rate of inflation currently being experienced in the economy, which has not been seen in more than forty years, significant increases in interest rates, and fears of a recession, and the impact of those headwinds on: (a) consumer confidence and customer demand for the merchandise that our POS partners sell; (b) our customers’ disposable income and their ability to make the lease and loan payments they owe the company; (c) the availability of consumer credit; (d) our labor costs; and (e) our overall financial performance and outlook; (ii) our businesses being subject to extensive laws and regulations, including laws and regulations unique to the industries in which our businesses operate, that may subject them to government investigations and significant monetary penalties and compliance-related burdens, as well as an increased focus by federal, state and local regulators on the industries within which our businesses operate, including with respect to consumer protection, customer privacy, third party and employee fraud and information security; (iii) deteriorating macroeconomic conditions resulting in the algorithms and other proprietary decisioning tools used in approving Progressive Leasing and Vive customers for leases and loans no longer being indicative of their ability to perform, which may limit the ability of those businesses to avoid lease and loan charge-offs or may result in their reserves being insufficient to cover actual losses; (iv) a large percentage of the company’s revenues being concentrated with several of Progressive Leasing’s key POS partners; (v) the risks that Progressive Leasing will be unable to attract new POS partners or retain and grow its business with its existing POS partners; (vi) Vive’s and Four’s business models differing significantly from Progressive Leasing’s, which creates specific and unique risks for the Vive and Four businesses, including Vive’s reliance on two bank partners to issue its credit products and Vive’s and Four’s exposure to the unique regulatory risks associated with the laws and regulations that apply to their businesses; (vii) the risks that interruptions, inventory shortages and other factors affecting the supply chains of our retail partners having a material and adverse effect on several aspects of our performance; (viii) the impact of the COVID-19 pandemic, including new variants, sub-variants or additional waves of COVID-19 infections, on: (a) demand for the lease-to-own products offered by our Progressive Leasing segment, (b) Progressive Leasing’s point-of-sale or "POS" partners, and Vive’s and Four’s merchant partners, (c) Progressive Leasing’s, Vive’s and Four’s customers, including their ability and willingness to satisfy their obligations under their lease agreements and loan agreements, (d) Progressive Leasing’s POS partners being able to obtain the merchandise their customers need or desire, (e) our employees and labor needs, including our ability to adequately staff our operations, (f) our financial and operational performance, and (g) our liquidity; (ix) changes in the enforcement of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our businesses; (x) the risk that our capital allocation strategy, including our current share repurchase program, will not be effective at enhancing shareholder value; (xi) our cost reduction initiatives may not be adequate or may have unintended consequences that could be disruptive to our businesses; (xii) the loss of the services of our key executives or our inability to attract and retain key talent, particularly with respect to our information technology function, may have a material adverse impact on our operations; (xiii) increased competition from traditional and virtual lease-to-own competitors and also from competitors of our Vive segment; (xiv) adverse consequences to Progressive Leasing, including additional monetary penalties and/or injunctive relief, if it fails to comply with the terms of its 2020 settlement with the FTC, as well as the possibility of other regulatory authorities and third parties bringing legal actions against Progressive Leasing based on the same allegations that led to the FTC settlement; (xv) our increased level of indebtedness; (xvi) our ability to protect confidential, proprietary, or sensitive information, including the personal and confidential information of our customers, which may be adversely affected by cyber-attacks, employee or other internal misconduct, computer viruses, electronic break-ins or "hacking", or similar disruptions, any one of which could have a material adverse impact on our results of operations, financial condition, and prospects; and (xvii) the other risks and uncertainties discussed under "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 22, 2023. Statements in this press release that are "forward-looking" include without limitation statements about: (i) the performance and stability of our lease portfolio; (ii) our ability to continue to make investments in initiatives to support our strategic long-term growth plans and the outcomes of those initiatives; and (iii) our revised full year 2023 outlook and our third-quarter 2023 outlook. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.
Investor Contact
John Baugh, CFA
Vice President, Investor Relations
john.baugh@progleasing.com
Media Contact
Mark Delcorps
Director, Corporate Communications
media@progholdings.com

PROG Holdings, Inc.
Consolidated Statements of Earnings
(In thousands, except per share data)

	(Unaudited) Three Months Ended		(Unaudited) Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
REVENUES:
Lease Revenues and Fees	$574,839	$631,344	$1,211,921	$1,324,258
Interest and Fees on Loans Receivable	18,007	18,100	36,065	35,650
	592,846	649,444	1,247,986	1,359,908

COSTS AND EXPENSES:
Depreciation of Lease Merchandise	384,874	439,113	820,313	936,124
Provision for Lease Merchandise Write-offs	40,965	61,788	79,329	112,118
Operating Expenses	107,710	111,606	212,969	225,264
	533,549	612,507	1,112,611	1,273,506
OPERATING PROFIT	59,297	36,937	135,375	86,402
Interest Expense, Net	(7,283)	(9,608)	(15,774)	(19,237)
EARNINGS BEFORE INCOME TAX EXPENSE	52,014	27,329	119,601	67,165
INCOME TAX EXPENSE	14,796	7,845	34,350	20,546
NET EARNINGS	$37,218	$19,484	$85,251	$46,619
EARNINGS PER SHARE
Basic	$0.80	$0.37	$1.81	$0.86
Assuming Dilution	$0.79	$0.37	$1.79	$0.86

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	46,474	52,880	47,160	54,134
Assuming Dilution	46,896	52,961	47,514	54,326

PROG Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share data)

	(Unaudited)
	June 30, 2023	December 31, 2022
ASSETS:
Cash and Cash Equivalents	$252,838	$131,880
Accounts Receivable (net of allowances of $65,544 in 2023 and $69,264 in 2022)	53,249	64,521
Lease Merchandise (net of accumulated depreciation and allowances of $455,912 in 2023 and $467,355 in 2022)	548,886	648,043
Loans Receivable (net of allowances and unamortized fees of $49,071 in 2023 and $53,635 in 2022)	122,812	130,966
Property and Equipment, Net	23,655	23,852
Operating Lease Right-of-Use Assets	10,585	11,875
Goodwill	296,061	296,061
Other Intangibles, Net	102,964	114,411
Income Tax Receivable	19,606	18,864
Deferred Income Tax Assets	2,852	2,955
Prepaid Expenses and Other Assets	49,549	48,481
Total Assets	$1,483,057	$1,491,909
LIABILITIES & SHAREHOLDERS’ EQUITY:
Accounts Payable and Accrued Expenses	$130,841	$135,025
Deferred Income Tax Liabilities	115,968	137,261
Customer Deposits and Advance Payments	32,633	37,074
Operating Lease Liabilities	18,350	21,122
Debt	591,616	590,966
Total Liabilities	889,408	921,448
SHAREHOLDERS' EQUITY:
Common Stock, Par Value $0.50 Per Share: Authorized: 225,000,000 Shares at June 30, 2023 and December 31, 2022; Shares Issued: 82,078,654 at June 30, 2023 and December 31, 2022	41,039	41,039
Additional Paid-in Capital	343,016	338,814
Retained Earnings	1,239,486	1,154,235
	1,623,541	1,534,088
Less: Treasury Shares at Cost
Common Stock: 36,368,322 Shares at June 30, 2023 and 34,044,102 at December 31, 2022	(1,029,892)	(963,627)
Total Shareholders’ Equity	593,649	570,461
Total Liabilities & Shareholders’ Equity	$1,483,057	$1,491,909

PROG Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	(Unaudited) Six Months Ended June 30,
	2023	2022
OPERATING ACTIVITIES:
Net Earnings	$85,251	$46,619
Adjustments to Reconcile Net Earnings to Cash Provided by Operating Activities:
Depreciation of Lease Merchandise	820,313	936,124
Other Depreciation and Amortization	15,895	17,021
Provisions for Accounts Receivable and Loan Losses	161,237	201,980
Stock-Based Compensation	12,260	9,040
Deferred Income Taxes	(21,190)	(696)
Non-Cash Lease Expense	(1,482)	549
Other Changes, Net	(2,506)	(3,748)
Changes in Operating Assets and Liabilities:
Additions to Lease Merchandise	(803,250)	(951,751)
Book Value of Lease Merchandise Sold or Disposed	82,096	114,427
Accounts Receivable	(132,460)	(188,921)
Prepaid Expenses and Other Assets	(857)	(5,216)
Income Tax Receivable and Payable	(44)	(571)
Operating Lease Right-of-Use Assets and Liabilities	—	(401)
Accounts Payable and Accrued Expenses	(5,442)	(9,841)
Customer Deposits and Advance Payments	(4,441)	(8,873)
Cash Provided by Operating Activities	205,380	155,742
INVESTING ACTIVITIES:
Investments in Loans Receivable	(90,746)	(92,741)
Proceeds from Loans Receivable	84,491	76,244
Outflows on Purchases of Property and Equipment	(4,388)	(5,494)
Proceeds from Property and Equipment	13	17
Proceeds from Acquisitions of Businesses	—	7
Cash Used in Investing Activities	(10,630)	(21,967)
FINANCING ACTIVITIES:
Acquisition of Treasury Stock	(71,836)	(176,475)
Tender Offer Shares Repurchased and Retired	—	199
Issuance of Stock Under Stock Option Plans	606	663
Shares Withheld for Tax Payments	(2,533)	(2,516)
Debt Issuance Costs	(29)	1,535
Cash Used in Financing Activities	(73,792)	(176,594)
Increase (Decrease) in Cash and Cash Equivalents	120,958	(42,819)
Cash and Cash Equivalents at Beginning of Period	131,880	170,159
Cash and Cash Equivalents at End of Period	$252,838	$127,340
Net Cash Paid During the Period:
Interest Expense	$18,531	$17,085
Income Taxes	$53,624	$19,475

PROG Holdings, Inc.
Quarterly Revenues by Segment
(In thousands)

	(Unaudited)
	Three Months Ended
	June 30, 2023
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$574,839	$—	$—	$574,839
Interest and Fees on Loans Receivable	—	17,187	820	18,007
Total Revenues	$574,839	$17,187	$820	$592,846

	(Unaudited)
	Three Months Ended
	June 30, 2022
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$631,344	$—	$—	$631,344
Interest and Fees on Loans Receivable	—	17,518	582	18,100
Total Revenues	$631,344	$17,518	$582	$649,444

PROG Holdings, Inc.
Six Months Revenues by Segment
(In thousands)

	(Unaudited)
	Six Months Ended
	June 30, 2023
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$1,211,921	$—	$—	$1,211,921
Interest and Fees on Loans Receivable	—	34,340	1,725	36,065
Total Revenues	$1,211,921	$34,340	$1,725	$1,247,986

	(Unaudited)
	Six Months Ended
	June 30, 2022
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$1,324,258	$—	$—	$1,324,258
Interest and Fees on Loans Receivable	—	34,634	1,016	35,650
Total Revenues	$1,324,258	$34,634	$1,016	$1,359,908

PROG Holdings, Inc.
Gross Merchandise Volume by Quarter
(In thousands)

	(Unaudited)
	Three Months Ended June 30,
	2023	2022
Progressive Leasing	$421,220	$494,003
Vive	39,850	47,003
Other	14,600	11,394
Total GMV	$475,670	$552,400

Use of Non-GAAP Financial Information:
Non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States ("GAAP"). Non-GAAP net earnings and non-GAAP diluted earnings per share for the three and six months ended June 30, 2023, full year 2023 revised outlook and third quarter 2023 outlook exclude intangible amortization expense, restructuring expenses, regulatory insurance recoveries, and accrued interest on an uncertain tax position related to Progressive Leasing's $175 million settlement with the FTC in 2020. Non-GAAP net earnings and non-GAAP diluted earnings per share for the three and six months ended June 30, 2022 exclude intangible amortization expense, restructuring expenses, and accrued interest on an uncertain tax position related to Progressive Leasing's $175 million settlement with the FTC in 2020. The amount for the after-tax non-GAAP adjustment, which is tax effected using our statutory tax rate, can be found in the reconciliation of net earnings and earnings per share assuming dilution to non-GAAP net earnings and earnings per share assuming dilution table in this press release.
The Adjusted EBITDA figures presented in this press release are calculated as the Company’s earnings before interest expense, net, depreciation on property and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA for the three and six months ended June 30, 2023, full year 2023 revised outlook and third quarter 2023 outlook exclude stock-based compensation expense, restructuring expenses, and regulatory insurance recoveries. Adjusted EBITDA for the three and six months ended June 30, 2022 exclude stock-based compensation expense and restructuring expenses. The amounts for these pre-tax non-GAAP adjustments can be found in the three and six months ended segment EBITDA tables in this press release.
Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.
Non-GAAP net earnings, non-GAAP diluted earnings, and adjusted EBITDA provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arose from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations or transactions that have variability and volatility of the amount. We believe the exclusion of stock-based compensation expense provides for a better comparison of our operating results with our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. This measure may be useful to an investor in evaluating the underlying operating performance of our business.

Adjusted EBITDA also provides management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance because the measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
•Are used by rating agencies, lenders and other parties to evaluate our creditworthiness.
•Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share and the GAAP revenues and earnings before income taxes of the Company’s segments, which are also presented in the press release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

PROG Holdings, Inc.
Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution to Non-GAAP Net Earnings and Earnings Per Share Assuming Dilution
(In thousands, except per share amounts)

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net Earnings	$37,218	$19,484	$85,251	$46,619
Add: Intangible Amortization Expense	5,723	5,723	11,447	11,447
Add: Restructuring Expense	963	4,328	1,720	4,328
Less: Tax Impact of Adjustments(1)	(1,738)	(2,613)	(3,287)	(4,101)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	970	647	1,940	1,186
Less: Regulatory Insurance Recoveries	—	—	(525)	—
Non-GAAP Net Earnings	$43,136	$27,569	$96,546	$59,479
Earnings Per Share Assuming Dilution	$0.79	$0.37	$1.79	$0.86
Add: Intangible Amortization Expense	0.12	0.11	0.24	0.21
Add: Restructuring Expense	0.02	0.08	0.04	0.08
Less: Tax Impact of Adjustments(1)	(0.04)	(0.05)	(0.07)	(0.08)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	0.02	0.01	0.04	0.02
Less: Regulatory Insurance Recoveries	—	—	(0.01)	—
Non-GAAP Earnings Per Share Assuming Dilution(2)	$0.92	$0.52	$2.03	$1.09
Weighted Average Shares Outstanding Assuming Dilution	46,896	52,961	47,514	54,326
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Non-GAAP Financial Information
Quarterly Segment EBITDA
(In thousands)

	(Unaudited)
	Three Months Ended
	June 30, 2023
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$37,218
Income Tax Expense(1)				14,796
Earnings (Loss) Before Income Tax Expense	$55,422	$1,758	$(5,166)	52,014
Interest Expense, Net	7,117	166	—	7,283
Depreciation	1,795	182	216	2,193
Amortization	5,421	—	302	5,723
EBITDA	69,755	2,106	(4,648)	67,213
Stock-Based Compensation	4,899	294	1,652	6,845
Restructuring Expense	963	—	—	963
Adjusted EBITDA	$75,617	$2,400	$(2,996)	$75,021
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

	(Unaudited)
	Three Months Ended
	June 30, 2022
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$19,484
Income Tax Expense(1)				7,845
Earnings (Loss) Before Income Tax Expense	$27,383	$3,355	$(3,409)	27,329
Interest Expense, Net	9,525	83	—	9,608
Depreciation	2,524	195	97	2,816
Amortization	5,421	—	302	5,723
EBITDA	44,853	3,633	(3,010)	45,476
Stock-Based Compensation	2,643	99	(325)	2,417
Restructuring Expense	3,673	655	—	4,328
Adjusted EBITDA	$51,169	$4,387	$(3,335)	$52,221
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Six Months Segment EBITDA
(In thousands)

	(Unaudited)
	Six Months Ended
	June 30, 2023
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$85,251
Income Tax Expense(1)				34,350
Earnings (Loss) Before Income Tax Expense	$126,473	$3,921	$(10,793)	119,601
Interest Expense, Net	15,317	457	—	15,774
Depreciation	3,700	350	398	4,448
Amortization	10,842	—	605	11,447
EBITDA	156,332	4,728	(9,790)	151,270
Stock-Based Compensation	8,452	582	3,226	12,260
Restructuring Expense	1,720	—	—	1,720
Regulatory Insurance Recoveries	(525)	—	—	(525)
Adjusted EBITDA	$165,979	$5,310	$(6,564)	$164,725
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

	(Unaudited)
	Six Months Ended
	June 30, 2022
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$46,619
Income Tax Expense(1)				20,546
Earnings (Loss) Before Income Tax Expense	$69,464	$7,778	$(10,077)	67,165
Interest Expense, Net	19,048	189	—	19,237
Depreciation	5,053	392	129	5,574
Amortization	10,842	—	605	11,447
EBITDA	104,407	8,359	(9,343)	103,423
Stock-Based Compensation	6,601	187	2,252	9,040
Restructuring Expense	3,673	655	—	4,328
Adjusted EBITDA	$114,681	$9,201	$(7,091)	$116,791
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of Revised Full Year 2023 Outlook for Adjusted EBITDA
(In thousands)

	Fiscal Year 2023 Ranges
	Progressive Leasing	Vive	Other	Consolidated Total
Estimated Net Earnings				$125,500 - $133,000
Income Tax Expense(1)				52,000 - 54,000
Projected Earnings (Loss) Before Income Tax Expense	$197,500 - $204,000	$4,000 - $5,000	$(24,000) - $(22,000)	177,500 - 187,000
Interest Expense, Net	31,500 - 30,500	1,000	—	32,500 - 31,500
Depreciation	9,000	1,000	1,000	11,000
Amortization	21,500	—	1,000	22,500
Projected EBITDA	259,500 - 265,000	6,000 - 7,000	(22,000) - (20,000)	243,500 - 252,000
Stock-Based Compensation	18,500 - 19,500	1,000 - 1,500	6,000	25,500 - 27,000
Restructuring Expense/Regulatory Insurance Recoveries	1,000	—	—	1,000
Projected Adjusted EBITDA	$279,000 - $285,500	$7,000 - $8,500	$(16,000) - $(14,000)	$270,000 - $280,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of Previously Revised Full Year 2023 Outlook for Adjusted EBITDA
(In thousands)

Fiscal Year 2023 Ranges
	Progressive Leasing	Vive	Other	Consolidated Total
Estimated Net Earnings				$99,500 - $112,500
Income Tax Expense(1)				45,000 - 49,000
Projected Earnings (Loss) Before Income Tax Expense	$168,000 - $180,000	$2,500 - $4,500	$(26,000)-$(23,000)	144,500 - 161,500
Interest Expense, Net	32,000	1,000	—	33,000
Depreciation	9,000	1,000	1,500	11,500
Amortization	21,000	—	1,500	22,500
Projected EBITDA	230,000 - 242,000	4,500 - 6,500	(23,000)-(20,000)	211,500 - 228,500
Stock-Based Compensation	18,000 - 19,000	500 - 1,500	5,000 - 6,000	23,500 - 26,500
Projected Adjusted EBITDA	$248,000 - $261,000	$5,000 - $8,000	$(18,000)-$(14,000)	$235,000 - $255,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of the Three Months Ended September 30, 2023 Outlook for Adjusted EBITDA
(In thousands)

Three Months Ended September 30, 2023 Outlook
Consolidated Total
Estimated Net Earnings	$21,500 - $25,500
Income Tax Expense(1)	9,500 - 10,500
Projected Earnings Before Income Tax Expense	31,000 - 36,000
Interest Expense, Net	8,000 - 7,500
Depreciation	3,000
Amortization	6,000
Projected EBITDA	48,000 - 52,500
Stock-Based Compensation	7,000 - 7,500
Projected Adjusted EBITDA	$55,000 - $60,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segments.

PROG Holdings, Inc.
Reconciliation of Revised Full Year 2023 Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Full Year 2023 Range
	Low	High
Projected Earnings Per Share Assuming Dilution	$2.64	$2.80
Add: Projected Intangible Amortization Expense	0.48	0.48
Add: Projected Interest on FTC Settlement Uncertain Tax Position	0.08	0.08
Add: Restructuring Expense/Regulatory Insurance Recoveries	0.03	0.03
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.13)	(0.13)
Projected Non-GAAP Earnings Per Share Assuming Dilution(2)	$3.10	$3.25
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Reconciliation of Previously Revised Full Year 2023 Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Full Year 2023 Range
	Low	High
Projected Earnings Per Share Assuming Dilution	$2.09	$2.37
Add: Projected Intangible Amortization Expense	0.47	0.47
Add: Projected Interest on FTC Settlement Uncertain Tax Position	0.06	0.06
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.12)	(0.12)
Projected Non-GAAP Earnings Per Share Assuming Dilution(2)	$2.50	$2.77
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Reconciliation of the Three Months Ended September 30, 2023 Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Three Months Ended September 30, 2023
	Low	High
Projected Earnings Per Share Assuming Dilution	$0.46	$0.55
Add: Projected Intangible Amortization Expense	0.13	0.13
Add: Projected Interest on FTC Settlement Uncertain Tax Position	0.02	0.02
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.03)	(0.03)
Projected Non-GAAP Earnings Per Share Assuming Dilution(2)	$0.58	$0.67
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.